Exhibit 10.1

SECURED CONVERTIBLE NOTE

MODIFICATION AND CONVERSION AGREEMENT NO. 2

This Secured Convertible Note Modification and Conversion Agreement No. 2 (this “Agreement”) is dated effective as of May 22, 2020, among Allied Esports Entertainment, Inc., a Delaware corporation formerly known as Black Ridge Acquisition Corp. (“Borrower”), certain undersigned direct and indirect subsidiaries of Borrower (the “Borrower Parties”) and Knighted Pastures LLC (the “Purchaser” and collectively with Borrower and the Borrower Parties, the “Parties”).

A. Certain purchasers purchased Secured Convertible Promissory Notes (the “First Bridge Notes”) in a $10,000,000 private placement offering (the “First Bridge”) of Ourgame International Holdings Limited, a Cayman Islands corporation (“Ourgame”), pursuant to the terms and conditions of that certain Convertible Note Purchase Agreement, dated as of October 11, 2018 (the “First Purchase Agreement”), between Ourgame and such purchasers.

B. Certain purchasers purchased Secured Convertible Promissory Notes (the “Second Bridge Notes,” together with the First Bridge Notes, collectively, the “Notes”) in a $4,000,000 private placement offering (the “Second Bridge,” together with the First Bridge, collectively, the “Bridge Transactions”) of Noble Link Global Limited, a British Virgin Islands entity (“Noble”), pursuant to the terms and conditions of that certain Convertible Note Purchase Agreement, dated as of May 17, 2019 (the “Second Purchase Agreement”), between Noble and such purchasers. The First Purchase Agreement and Second Purchase Agreement, together with the Notes, security agreements, share pledge security agreements, guarantees and other documents executed in connection therewith or contemplated thereby are each referred to herein as a “Bridge Document,” and collectively as the “Bridge Documents.”

C. In order to facilitate the closing of the SPAC Transaction (as defined in the First Purchase Agreement and Second Purchase Agreement), the purchasers of the Notes entered into an Amendment and Acknowledgement Agreement dated as of August 5, 2019 (the “Amendment and Acknowledgement Agreement”) pursuant to which all obligations of Ourgame and Noble under the Notes were assigned to and became the sole obligations of Borrower, and the purchasers agreed to, among other things, temporarily extend the maturity date of their respective Notes (the “Maturity Date”) until August 23, 2020 (the 380th day following the closing of the SPAC Transaction).

D. Each Note holder has an option, during the period commencing as of the effective time of the SPAC Transaction and ending on the Maturity Date (the “Conversion Period”), to convert all, but not less than all, the remaining unpaid principal amount of such holder’s Note (but not any accrued interest), into a number of common shares of Borrower (“Borrower Common Stock”) equal to (i) the principal amount of such holder’s Note, divided by (ii) $8.50 (the “Conversion Price”).

E. The Parties previously entered into that certain Secured Convertible Note Modification and Conversion Agreement dated effective as of April 29, 2020 (the “Prior Amendment”), pursuant to which the Purchaser converted $2,000,000 of the principal amount of its Note into 1,250,000 shares of Borrower Common Stock at a reduced Conversion Price of $1.60 per share.

F. Borrower desires that the Purchaser convert all $3,000,000 of remaining principal under its Note into Borrower Common Stock on the date hereof (such portion, as set forth on the Conversion Notice attached to this Agreement, is referred to as the “Conversion Amount”), and to induce the Purchaser to do so, Borrower has offered to reduce the Conversion Price as it relates to the Conversion Amount.

G. The Purchaser has agreed to convert the Conversion Amount at such reduced Conversion Price upon the terms and conditions set forth in this Agreement.

For good and valuable consideration, the Parties hereby acknowledge, declare and agree as follows:

1.	Conversion Price Reduction. Borrower hereby reduces the Conversion Price as it relates to the Conversion Amount from $8.50 to $1.40 per share.

2.	Conversion. Contemporaneously with the execution and delivery of this Agreement, the Purchaser is delivering the Conversion Notice to Borrower pursuant to which the Purchaser is converting the Conversion Amount into Borrower Common Stock. The Conversion Amount will fully cancel the outstanding principal on the Purchaser’s Note.

3.	Interest. Interest on the Conversion Amount (including interest on the “Conversion Amount” as set forth in the Prior Amendment) shall continue to accrue, as if such principal amount with respect to the Conversion Amount (including the principal amount with respect to the “Conversion Amount” set forth in the Prior Amendment) of the Purchaser’s Note was not converted under this Agreement or the Prior Amendment, and all accrued and unpaid interest under the Note (including interest accrued on the “Conversion Amount” as set forth in both this Agreement and the Prior Amendment through the maturity date) and “Minimum Interest” (as such term is defined in the Amendment and Acknowledgement Agreement) shall become due and payable on August 23, 2020. On or before August 23, 2020, Borrower shall pay such accrued interest under Purchaser’s Note in the amount of $1,421,096 to Purchaser by wire transfer of immediately available funds. Notwithstanding the conversion of the full outstanding principal amount on the Purchaser’s Note, with respect to such interest due and payable, the Bridge Documents related to Purchaser’s Note shall continue to be in effect, and Purchaser shall continue to have all rights, and Borrower and the Borrower Parties shall continue to have all obligations, under the Bridge Documents (as amended by this Agreement and the Prior Amendment).

4.	Registration Rights. Borrower previously registered for resale shares of Borrower Common Stock issuable upon conversion of the Purchaser’s Note at the Conversion price of $8.50 per share. Reasonably promptly following the date hereof, but in any event no later than June 1, 2020, Borrower shall file an amendment to the registration statement filed May 1, 2020 (the “New Registration Statement”) registering, among other things, the resale of any additional shares of Borrower Common Stock issuable upon conversion of the Conversion Amount (and the conversion of the “Conversion Amount” set forth in the Prior Amendment) that exceeds the amount of shares of Borrower Common Stock registered for resale under the existing registration statement, and shall use Borrower’s best efforts to cause the New Registration Statement to be declared effective as promptly as practicable thereafter. For the avoidance of doubt, all of the shares of Borrower Common Stock issued or issuable upon conversion of the Purchaser’s Note shall not be subject to any lock-up or other prohibitions on transfer other than such transfer restrictions imposed by applicable law (and not by any contract).

5.	Compliance with Securities Laws and Principal Market Rules; Beneficial Ownership Limitation. Notwithstanding anything in this Agreement to the contrary, Borrower shall not issue, and the Purchaser shall not acquire, shares of Borrower Common Stock upon conversion of the Note if such shares proposed to be issued, when aggregated with all other shares of Borrower Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder) by the Purchaser and its affiliates would result in the beneficial ownership by the Purchaser and its affiliates of more than 19.99% of the then issued and outstanding shares of Borrower Common Stock unless (i) such ownership or voting power would not be the largest ownership position in Borrower, or (ii) Borrower stockholder approval is obtained for such ownership in excess of 19.99% in accordance with the rules of The Nasdaq Stock Market.

6.	Amendments. The Bridge Documents related to the Purchaser’s Note, as amended by the Prior Amendment, are deemed amended by the terms of this Agreement effective as of the date hereof. Except as otherwise expressly modified by this Agreement, all terms, provisions, covenants and agreements contained in such Bridge Documents, as amended by the Prior Amendment, shall remain unmodified and in full force and effect.

7.	Governing Law; Venue. This Agreement shall be governed by the laws of the State of California without regard to its conflicts-of-law principles. The Parties expressly acknowledge and agree that any judicial action to enforce any right of any Party under this Agreement may be brought and maintained in the State of California, and the Parties consent to the jurisdiction of the courts of the State of California, County of Orange, and the federal courts located in the Central District of the State of California. Accordingly, the Parties hereby submit to the process, jurisdiction and venue of any such court. Each Party hereby waives, and agrees not to assert, any claim that it is not personally subject to the jurisdiction of the foregoing courts in the State of California or that any action or other proceeding brought in compliance with this Section is brought in an inconvenient forum.

8.	Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on the Parties. Facsimile and electronically transmitted signatures (such as, for example, DocuSign) shall be valid and binding to the same extent as original signatures. In making proof of this Agreement, it will be necessary to produce only one copy signed by the Party to be charged.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the Parties have executed and delivered this Secured Convertible Note Modification and Conversion Agreement No. 2 as of the date first set forth above.

Purchaser Name: Knighted Pastures LLC

Signature:	/s/ Roi Choi
Name:	Roi Choi
Title:	Manager

IN WITNESS WHEREOF, the Parties have executed and delivered this Secured Convertible Note Modification and Conversion Agreement No. 2 as of the date first set forth above.

ALLIED ESPORTS ENTERTAINMENT, INC.		WPT ENTERPRISES, INC.

By:	/s/ Frank Ng	By:	/s/ Frank Ng
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

PEERLESS MEDIA LIMITED		ALLIED ESPORTS MEDIA, INC.

By:	/s/ Frank Ng	By:	/s/ Frank Ng
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

ESPORTS ARENA LAS VEGAS, LLC		ALLIED ESPORTS INTERNATIONAL, INC.

By:	/s/ Frank Ng	By:	/s/ Frank Ng
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

ELC GAMING GMBH		PEERLESS MEDIA HOLDING CO.

By:	/s/ Frank Ng	By:	/s/ Frank Ng
Name:	Frank Ng	Name:	Frank Ng
Its:	CEO of AESE	Its:	CEO of AESE

CLUB SERVICES, INC.

By:	/s/ Frank Ng
Name:	Frank Ng
Its:	CEO of AESE

CONVERSION NOTICE

To Whom It May Concern:

Reference is made to that certain Secured Convertible Promissory Note dated October 11, 2018 (as amended, modified, supplemented or restated from time to time, and including any replacements thereof, the “Note”) issued by Allied Esports Entertainment, Inc., a Delaware corporation formerly known as Black Ridge Acquisition Corp., as successor maker of Ourgame International Holdings Limited (“Maker”) in favor of Knighted Pastures LLC (including its assigns, “Holder”) in the original principal amount of $5,000,000. Capitalized terms used in this Notice shall have the respective meanings set forth in the Note.

Holder hereby exercises the option to convert all or a portion of the principal amount of the Note into the shares of common stock of Maker as identified below (the “Conversion Shares”), in accordance with the terms of the Note, and directs that such Conversion Shares be issued in the name of, and if certificated, delivered, to Holder unless a different name has been indicated below. If this conversion involves fractional Conversion Shares, please issue the related check to the same person entitled to receive the Conversion Shares.

Dated:	May 22, 2020

Amount of Note to be converted:	$3,000,000

If Conversion Shares are to be issued to anyone other than Holder, please provide the

Tax Identification Number of the transferee:	________________________________

Knighted Pastures LLC

Signature:	/s/ Roi Choi
Name:	Roi Choi
Title:	Manager

Name and address of Holder for future notices: